EXHIBIT 99.1
PLAN OF CONVERSION

OF

PODIATRY INSURANCE COMPANY OF AMERICA
A MUTUAL COMPANY

Under Section 59.1(8) of the
Illinois Insurance Code, 215 ILCS 5/59.1(8)

As Approved on October 15, 2008
by the Board of Directors

TABLE OF CONTENTS
ARTICLE 1
REASONS FOR THE CONVERSION		1
ARTICLE 2
DEFINITIONS		3
2.01. Certain Terms		3
2.02. Terms Generally		6
ARTICLE 3
ADOPTION BY THE BOARD OF DIRECTORS		7
3.01. Adoption by the Board		7
ARTICLE 4
APPROVAL BY THE DIRECTOR		7
4.01. Application for Approval		7
4.02. Director Approval		8
ARTICLE 5
APPROVAL BY ELIGIBLE MEMBERS		8
5.01. Special Meeting		8
5.02. Notice of the Special Meeting		8
ARTICLE 6
THE CONVERSION AND PURCHASE		9
6.01. Effect on PICA		9
6.02. Effect on Existing Policies		9
6.03. Filing of Plan of Conversion and Amended and Restated Articles		10
6.04. Effectiveness of Plan of Conversion and Stock Purchase Agreement		10
6.05. Tax Considerations		12
6.06. Other Opinions		12
ARTICLE 7
POLICIES		13
7.01. Policies		13
7.02. Determination of Ownership		13
7.03. In Force		14
ARTICLE 8
ALLOCATION OF CONSIDERATION		14
8.01. Allocation of Consideration		14
8.02. Allocation and Distribution of Policy Credits		16
8.03. Determination of the Allocation		18
ARTICLE 9
SUBSEQUENT POLICYHOLDERS		18
9.01. Notice to Subsequent Policyholders		18
9.02. Option to Rescind		18
ARTICLE 10
OFFICERS AND BOARD OF DIRECTORS		18
10.01. Directors		18
10.02. Officers		19
ARTICLE 11
ADDITIONAL PROVISIONS		19
11.01. Continuation of Corporate Existence		19
11.02. Conflict of Interest		19
11.03. No Preemptive Rights		20
11.04. Amendment or Withdrawal of Plan of Conversion		20
11.05. Corrections		20
11.06. Notices		20
11.07. Limitation of Actions		20
11.08. Costs and Expenses		20
11.09. Headings		20
11.10. Governing Law		20

Exhibits and Schedules

Exhibit A	Stock Purchase Agreement
Exhibit B	Amended and Restated Articles of Incorporation
Exhibit C	Amended and Restated Bylaws
Exhibit D	Notice of Special Meeting
Exhibit E	Subsequent Policyholder Notice
Exhibit F	Directors
Schedule I	Executive Officer Agreements and Payments

PLAN OF CONVERSION

OF

PODIATRY INSURANCE COMPANY OF AMERICA
A MUTUAL COMPANY

Under Section 59.1(8) of the
Illinois Insurance Code, 215 ILCS 5/59.1(8)

This Plan of Conversion provides for the conversion of Podiatry Insurance Company of America, a Mutual Company, a mutual insurance company organized under the laws of Illinois (such entity, both before and after the Conversion, being referred to as “PICA”) from a mutual insurance company into a stock insurance company (the “Conversion”) and the purchase and sale (the “Purchase”) of newly-issued shares of common stock of PICA to ProAssurance Corporation, a Delaware corporation (the “Sponsor”) pursuant to that certain Stock Purchase Agreement, by and between PICA and the Sponsor, dated October 28, 2008, attached hereto as Exhibit A (the “Stock Purchase Agreement”), as authorized by Section 59.1(8) of the Illinois Insurance Code, 215 ILCS 5/59.1(8) (together, the Conversion and Purchase, the “Sponsored Demutualization”).  In the Conversion, all Eligible Members will receive cash, and certain Qualified Policyholders will also receive Policy Credits, in exchange for the extinguishment of their Membership Interests in PICA.  As required by Section 59.1(2) of the Illinois Insurance Code, this Plan of Conversion has been unanimously approved and adopted by the Board of Directors (the “Board”) of PICA, at a meeting duly called and held on October 15, 2008 (the “Adoption Date”).  Capitalized terms used herein without definition have the meaning set forth in Article 2 hereof.

ARTICLE 1
REASONS FOR THE CONVERSION

The principal purpose of the Conversion is to convert PICA from a mutual insurance company into a stock insurance company in order to enhance its strategic and financial flexibility and make possible a distribution of value to Eligible Members pursuant to this Plan of Conversion and the Stock Purchase Agreement. The Board believes that the Sponsored Demutualization is in the best interest of PICA because it should provide PICA with (i) the ability to compete more effectively, (ii) a more cost effective capital structure and (iii) an affiliation with an enterprise that is better positioned to make strategic acquisitions, as well as allow a distribution of cash and, and in certain cases, Policy Credits to Eligible Members.  The Board further believes that the transaction is fair and equitable, is consistent with the purpose and intent of Section 59.1(8) and will not prejudice the interests of the Members.  The distribution made possible by the Sponsored Demutualization could not have occurred under the current mutual insurance company structure of PICA, other than in the unlikely event of a liquidation of PICA in which any distribution would be limited to PICA’s liquidation value.

Although the amounts distributed to Eligible Members will vary according to the nature of their Policies and certain other factors described herein, PICA intends that all Eligible Members will receive fair and equitable consideration, as described in Article 8 of this

Plan of Conversion and Article 2 of the Stock Purchase Agreement, in respect of the extinguishment of all Membership Interests.

In its present structure as a mutual insurance company, PICA can increase its statutory capital only through earnings contributed by its operating businesses, through the use of financial reinsurance arrangements, through the issuance of guaranty fund certificates or by divestiture of all or a portion of its interest in subsidiaries or other investments.  These methods, however, are limited as to the extent to which they can provide a long-term source of permanent capital to allow PICA to develop new businesses, make acquisitions or provide greater stability and protection for its  policyholders.
Through the transactions contemplated by this Plan of Conversion and the Stock Purchase Agreement, PICA will become a wholly owned subsidiary of, and thereby affiliated with, the Sponsor, a larger enterprise with significant financial strength as well as strong business, operations, financial condition, operating results and prospects.  The Sponsor is a specialty insurer with over $4.0 billion in assets as of June 30, 2008 and is the nation’s fifth largest writer of medical professional liability insurance through its insurance subsidiaries.  The Board believes that the resulting affiliation with the Sponsor will be in the best interests of PICA because, among other things:

•
such affiliation will help ensure the continuity of PICA’s professional liability insurance and other business, will enhance the competitiveness of PICA and will generate greater efficiencies and significant opportunities for improved financial performance;

•
the Board has considered PICA’s position as an independent company, and the constraints on PICA’s ability to pursue its strategic objectives due to its present size and status as a mutual insurance company, and believes that PICA’s  ability to pursue its strategic objectives would be enhanced by this affiliation;

•
such affiliation will provide PICA with greater flexibility to obtain capital as compared to the current mutual insurance company structure, will enhance PICA’s financial strength and will provide PICA with greater resources to back its obligations to policyholders;

•	such affiliation will provide PICA with increased flexibility to support the growth of existing product lines and take advantage of investment and acquisition opportunities;

•
such affiliation will benefit both the short-term and long-term interests of PICA, its policyholders and its employees, its producers, the communities in which PICA does business, and its other constituents;

•
Sponsor has made certain commitments to maintain PICA as a wholly-owned separate subsidiary and free-standing operation and to maintain a presence and certain business functions (including underwriting, claims and risk management) in Franklin, Tennessee, subject to operating constraints and reasonable financial performance consistent with past practice as described in the Stock Purchase Agreement;

•	this affiliation will establish a strategic fit, matching the compatible corporate cultures and visions of the future of PICA and the Sponsor; and

•
the Board has received the opinion of Raymond James & Associates, Inc. (“Raymond James”), dated as of the Adoption Date, to the effect that, as of the Adoption Date and based upon the assumptions made therein, the aggregate consideration to be received by the Eligible Members and DR Former Members, as a group, pursuant to the transactions contemplated by the Plan of Conversion is fair from a financial point of view to such Eligible Members and DR Former Members, as a group.

Furthermore, as a result of the Sponsored Demutualization, the Sponsor will compensate the Eligible Members for their respective Membership Interests, which will be extinguished as part of the Conversion, by giving them cash and, in certain cases described herein, Policy Credits.  Such cash and Policy Credits would not be available to the Eligible Members as long as PICA continues its operations as a mutual insurance company.  In addition, Sponsor is a larger company with greater economies of scale, a wider variety of products and an excellent record of providing service to policyholders.

In addition, the financial condition of PICA will not be diminished by the Plan of Conversion.  Following the Sponsored Demutualization, PICA estimates that it will have stockholders’ equity and surplus in excess of $95 million, which is substantially in excess of the levels required by law and more than adequate to provide for PICA’s liabilities.  The Conversion will not adversely affect in any material respect the risk-based capital ratios of PICA.  The assets of PICA will not be decreased by the Conversion.

The Sponsored Demutualization will not, in any way, increase premiums or reduce policy benefits, or other policy obligations of PICA to policyholders.  Subject to Section 6.02, following the Conversion, Owners of participating Policies In Force on the Adoption Date shall continue to have the right to receive dividends as provided in such Policies (although other than with respect to the Policy Credits to be distributed in the form of dividends in accordance with Section 8.02, as always, policyholder dividends are not guaranteed and may vary from year to year due to changes in experience).  Certain participating Policies, generally those individual Policies held by Eligible Members on the Adoption Date with an expectation of dividends under PICA’s current policyholder dividend plan, will receive Policy Credits in the form of dividends for up to three calendar years following the calendar year in which the Conversion occurs, as more fully described in Section 8.02 below.

ARTICLE 2
DEFINITIONS

2.1           Certain Terms.  As used in this Plan of Conversion, the following terms have the meanings set forth below:

“Adoption Date” has the meaning specified in the preamble.

“Amended and Restated Articles of Incorporation” has the meaning specified in Section 5.01(a).

“Amended and Restated Bylaws” has the meaning specified in Section 6.04(a).

“Application” has the meaning specified in Section 4.01.

                “Board” has the meaning specified in the preamble.

           “Cash Consideration” has the meaning specified in Section 6.04(c)(ii).

                “Code” means the federal Internal Revenue Code of 1986, as amended.

                “Consulting Agreement” has the meaning specified in Section 10.01.

                "Conversion” has the meaning specified in the preamble.

                “Conversion Agent” means BNY Mellon Shareowner Services or such other bank, trust company or investor services company as designated by the Sponsor and acceptable to PICA and the Director to act as paying agent in connection with this Plan of Conversion and the Stock Purchase Agreement for distributing cash amounts payable to Eligible Members pursuant to this Plan of Conversion.

                “Conversion Factor” has the meaning specified in Section 8.01(b)(i)(3).

          “Conversion Payment” has the meaning specified in Section 8.01(b)(i).

                “Decision and Order” means the final and effective decision and order issued by the Director and evidencing the Director’s approval of the Application and this Plan of Conversion.

          “Declaration Date” has the meaning specified in Section 8.02(b)(i).

                “Director” means the Director of the Division.

                “Division” means the Division of Insurance of the State of Illinois.

           “DR Former Members” means any former Member of PICA that, according to the PICA Records, has, within the two years immediately preceding the Adoption Date, (a) terminated its policy due to such Member’s retirement or disability and (b) purchased or earned an extended reporting endorsement (tail coverage).

“Effective Date Filing” has the meaning specified in Section 6.03.

“Effective Time” means 12:01 a.m., Illinois time, on the Plan Effective Date.  This is the time that this Plan of Conversion is deemed to be effective.

“Eligible Member” means a Member who is the Owner of an Eligible Policy.  PICA may deem a Person to be an Eligible Member in order to correct any immaterial administrative errors or oversights in the context of the Conversion.

“Eligible Policy” means any Policy that is In Force on the Adoption Date.

“Eligible Premium” has the meaning specified in Section 8.01(b)(i)(1).

“Estimated Policy Credit Distributions” means, with respect to any Qualified Policyholder, the good faith estimate by PICA, based on the PICA Records, of the total Policy Credit Distributions that will be paid to such Qualified Policyholder pursuant to Section 8.02(c), assuming such Qualified Policyholder’s Policy is renewed in each of the calendar years beginning on January 1, 2010, January 1, 2011 and January 1, 2012.

“Illinois Insurance Code” means 215 ILCS 5/1 et seq.

“In Force” has the meaning specified in Section 7.03(a).

“Member” means a person who, according to the PICA Records and pursuant to its bylaws, is deemed to be a holder of a Membership Interest in PICA, but shall not include a person named in a Policy as an additional insured.

“Membership Interests” means, with respect to PICA, the interests of Members arising under Illinois law and the articles of incorporation and bylaws of PICA prior to the Conversion, including the right to vote and the right to participate in any distribution of surplus in the event that PICA is liquidated.  “Membership Interests” do not include the rights expressly conferred upon Members by their Policies (other than the right to vote and rights related thereto), such as the right to any declared policyholder dividends.

“Notice of Special Meeting” has the meaning specified in Section 5.02(a).

“Owner” means, with respect to any Policy, the Person or Persons specified or determined pursuant to the provisions of Section 7.02.

“Person” means an individual, partnership, firm, association, corporation, joint-stock company, limited liability company, trust, government or governmental agency, state or political subdivision of a state, public or private corporation, board, association, estate, trustee, or fiduciary, or any similar entity.

“PICA” has the meaning specified in the preamble.

“PICA Records” means the books, records and accounts of PICA.

“PICA Shares” means the duly authorized shares of common stock of PICA to be issued to the Sponsor on the Plan Effective Date in accordance with this Plan of Conversion and the Stock Purchase Agreement.

“Plan Effective Date” has the meaning specified in Section 6.04(a).

“Plan of Conversion” means this Plan of Conversion (including all Exhibits hereto), as it may be amended from time to time in accordance with Section 11.04 or corrected in accordance with Section 11.05.  Any reference to the term “Plan of Conversion” shall be deemed to incorporate by reference all of the Exhibits thereto.

“Policy” or “Policies” has the meaning specified in Section 7.01(a).

“Policy Credit” means consideration to be paid to certain Qualified Policyholders in the form of credits against future premium payments distributed as a dividend to be paid under a participating Policy.

“Policy Credit Distribution” has the meaning specified in Section 8.02(b).

“Purchase” has the meaning specified in the preamble.

“Purchase Price” means an amount equal to $135,000,000, consisting of (i) $120,000,000 in cash to be paid to the Eligible Members and DR Former Members and (ii) an additional $15,000,000 in Policy Credits to be paid to Qualified Policyholders, in each case, in exchange for, with regard to the Eligible Members (including the Qualified Policyholders), the extinguishment of their Membership Interests pursuant to this Plan of Conversion and the Stock Purchase Agreement.

“Qualified Policyholder” means, (a) an Eligible Member whose annual premium under its Policy In Force on the Adoption Date exceeds $3,000.00 and (b) as of any date following the Plan Effective Date, the Owner of a Policy (i) whose annual premium on its Policy In Force on such date exceeds $3,000.00 and (ii) who was an Eligible Member whose annual premium under its Policy In Force on the Adoption Date exceeded $3,000.00.

“Raymond James” has the meaning specified in Article 1.

“Section 59.1(8)” means Section 59.1(8) of the Illinois Insurance Code, 215 ILCS 5/59.1(8).
“Special Meeting” has the meaning specified in Section 5.01.

“Sponsor” has the meaning specified in the preamble.

“Sponsored Demutualization” has the meaning specified in the preamble.

“Stock Purchase Agreement” has the meaning specified in the preamble.

“Total Eligible Premium” has the meaning specified in Section 8.01(b)(i)(2).
2.2           Terms Generally.  As used in this Plan of Conversion, except to the extent that the context otherwise requires:

(a)           when a reference is made in this Plan of Conversion to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Plan of Conversion unless otherwise indicated;

(b)           the words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Plan of Conversion as a whole (including any Exhibits hereto) and not merely to the specific section, paragraph or clause in which such word appears;

(c)           whenever the words “include,” “includes,” or “including” (or similar terms) are used in this Plan of Conversion, they are deemed to be followed by the words “without limitation”;

(d)           the definitions contained in this Plan of Conversion are applicable to the singular as well as the plural forms of such terms; and

(e)           whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

ARTICLE 3
ADOPTION BY THE BOARD OF DIRECTORS

Adoption by the Board.  This Plan of Conversion has been unanimously approved and adopted by the Board at a meeting duly called and held on October 15, 2008.  This Plan of Conversion provides for the conversion of PICA into a stock insurance company in accordance with the requirements of Section 59.1(8) and the Purchase pursuant to the Stock Purchase Agreement.

ARTICLE 4
APPROVAL BY THE DIRECTOR

Application for Approval.  Following the adoption of this Plan of Conversion by the Board, PICA shall file an application (the “Application”) with the Director for approval of this Plan of Conversion in accordance with Section 59.1(3) of the Illinois Insurance Code.  The Application shall include true and complete copies of the following documents:

(a)           this Plan of Conversion;

(b)           the independent appraisal of market value of PICA provided by Raymond James as part of their opinion provided in accordance with Section 6.06, required by Section 59.1(8);

(c)           the form of notice of the Special Meeting, required by Section 59.1(4)(b) of the Illinois Insurance Code;

(d)           the form of information statement and proxy to be solicited from Eligible Members, required by Section 59.1(4)(c)(ii) of the Illinois Insurance Code;

(e)           the form of notice to persons whose Policies are issued after the Adoption Date but before the Plan Effective Date, required by Section 59.1(10)(a) of the Illinois Insurance Code;

(f)           the proposed amended and restated articles of incorporation and amended and restated bylaws of PICA; and

(g)           any other information or documentation as the Director may request.

If the Director requires modifications to this Plan of Conversion, the Board shall submit any amended Plan of Conversion to the Director for his review and approval.

4.2           Director Approval.

(a)           This Plan of Conversion is subject to the approval of the Director.

(b)           The Director shall approve this Plan of Conversion upon finding that (i) the applicable provisions of Section 59.1 of the Illinois Insurance Code have been complied with, (ii) this Plan of Conversion will not prejudice the interests of the Members, (iii) this Plan of Conversion is fair and equitable and (iv) this Plan of Conversion is based upon (A) an independent appraisal of the market value of PICA by a qualified Person and (B) a fair and equitable allocation of consideration to Eligible Members.

(c)           The Director may, at his discretion, order a hearing prior to approving the Plan of Conversion.

ARTICLE 5
APPROVAL BY ELIGIBLE MEMBERS

Special Meeting.

(a)           After the approval of the Application by the Director, PICA shall hold a special meeting of Eligible Members to vote on this Plan of Conversion (the “Special Meeting”).  At the Special Meeting, each Eligible Member shall be entitled to one vote on a single proposal (the “Proposal”) to (i) adopt and approve this Plan of Conversion and the other transactions contemplated by this Plan of Conversion, including without limitation, the transactions contemplated by the Stock Purchase Agreement and (ii) amend and restate the articles of incorporation of PICA to read in the form attached as Exhibit B (the “Amended and Restated Articles of Incorporation”).

(b)           Adoption of this Plan of Conversion and the Amended and Restated Articles of Incorporation, pursuant to Section 59.1(4)(c)(i) of the Illinois Insurance Code, is subject to the approval of at least two-thirds of the votes cast by Eligible Members in person or by proxy at the Special Meeting.

5.2           Notice of the Special Meeting.

(a)           PICA shall mail notice of the Special Meeting substantially in the form of Exhibit D (the “Notice of Special Meeting”).  The Notice of Special Meeting shall be mailed within forty-five (45) days following the Director’s approval of this Plan of Conversion.  Such notice shall inform each Eligible Member of such Eligible Member’s right to vote upon the Proposal and the place, the day, and the hour of the Special Meeting.  Such notice and other materials set forth in Sections 5.02(c) shall be mailed by first class or priority mail or an equivalent of first class or priority mail, to the last-known address of each Eligible Member as it appears on the PICA Records, at least sixty (60) days prior to the date of the Special Meeting, and shall be in a form satisfactory to the Director.

(b)           Beginning on the date that the first Notice of Special Meeting is mailed pursuant to Section 5.02(a) and continuing until the Plan Effective Date, PICA shall also make available at its statutory home office located at 601 West Monroe Street, Springfield, Illinois, 62704, during regular business hours, copies of the Notice of Special Meeting, this Plan of Conversion and its Exhibits, including the Stock Purchase Agreement, each in its entirety, for inspection by Eligible Members and the general public.

(c)           The Notice of the Special Meeting shall be accompanied by information relevant to the Special Meeting, including a copy or summary of this Plan of Conversion, a form of proxy allowing the Eligible Members to vote for or against the Proposal, policyholder information statement regarding this Plan of Conversion and the Purchase and such other explanatory information that the Director approves or requires, all of which shall be in a form satisfactory to the Director.  With the prior approval of the Director, PICA may also send supplemental information relating to this Plan of Conversion and the Purchase to Eligible Members either before or after the date of the Special Meeting.

ARTICLE 6
THE CONVERSION AND PURCHASE

Effect on PICA.  On the Plan Effective Date, PICA shall be converted from a mutual insurance company into a stock insurance company in accordance with Section 59.1(8) and the Purchase shall occur in accordance with this Plan of Conversion and the Stock Purchase Agreement.  Under the terms of the Stock Purchase Agreement, Sponsor will acquire all of the PICA Shares.  Sponsor thereupon will become the sole shareholder of PICA and will have all the rights, privileges, immunities and powers and will be subject to all of the duties and liabilities to the extent provided by law of a shareholder of an insurance company organized under the laws of the State of Illinois.

Effect on Existing Policies.

(a)           Any Policy In Force on the Plan Effective Date will remain In Force under the terms of such Policy, except that the following rights, to the extent they existed in PICA, shall be extinguished on the Plan Effective Date:

(i)	any voting rights of the policyholder provided under or as a result of the policy;

(ii)	any right to share in the surplus of PICA, except as provided in Section 6.02(b).

(b)           Except as otherwise provided in Section 6.02(c), an Owner of a participating Policy In Force on the Plan Effective Date will continue to have a right to receive policyholder dividends as provided in the participating Policy, if any.

(c)           Upon the renewal date of any Qualified Policyholder’s participating Policy that occurs after December 31, 2012, PICA may issue the insured a nonparticipating Policy as a substitute for the participating Policy.  Upon the renewal date of any Policy of any policyholder that is not a Qualified Policyholder that occurs after the Plan Effective Date, PICA may issue the insured a nonparticipating Policy as a substitute for the participating Policy, provided, however, that if any dividend has been declared by PICA but not paid with respect to such Policy, PICA may not issue such insured a nonparticipating Policy until such policyholder’s renewal date occurring after such dividend is paid by PICA.

Filing of Plan of Conversion and Amended and Restated Articles.  As soon as practicable following (i) the receipt of the Decision and Order, (ii) the Director’s determination that all conditions to such approval contained in the Decision and Order have been satisfied, except for those conditions required by the Decision and Order to be satisfied after the Plan Effective Date and with respect to which the Director has received commitments from PICA and/or the Sponsor to satisfy after the Plan Effective Date acceptable to the Director, (iii) the adoption of this Plan of Conversion and the Amended and Restated Articles of Incorporation by the Eligible Members as provided in this Plan of Conversion, and (iv) the satisfaction or waiver of all of the conditions contained in Article 8 of the Stock Purchase Agreement, PICA shall file with the Director (A) the minutes of the Special Meeting, (B) a certificate of the Secretary of PICA setting forth the results of the vote on the Plan of Conversion and the Amended and Restated Articles of Incorporation and certifying as to whether or not it was approved by not less than two-thirds of the Eligible Members voting in person or by proxy at the Special Meeting and (C) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of PICA (the filing described in clauses (A), (B) and (C) above, the “Effective Date Filing”).

6.2           Effectiveness of Plan of Conversion and Stock Purchase Agreement.

(a)           The “Plan Effective Date” of the Plan of Conversion shall be the date and time as of which all of the following steps have been completed:  (i) the Plan of Conversion has been approved by the Director, (ii) the Eligible Members have approved the Plan of Conversion by the requisite vote, (iii) the Amended and Restated Articles of Incorporation have been duly adopted and (iv) the Effective Date Filing shall have been made by PICA.  Subsequent to the Plan Effective Date, the bylaws of PICA shall be substantially in the form attached hereto as Exhibit C (the “Amended and Restated Bylaws”).  This Plan of Conversion shall be deemed to have become effective at the Effective Time.

(b)            At the Effective Time:

(i)	PICA shall by operation of Section 59.1 of the Illinois Insurance Code become a stock insurance company;

(ii)	the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws shall without further action become effective; and

(iii)
all of the Membership Interests shall be extinguished and Eligible Members shall be entitled to receive, in exchange for their Membership Interests, cash and, if applicable, Policy Credits, as provided in this Plan of Conversion.

(c)           On the Plan Effective Date:

(i)           PICA shall issue all of the authorized PICA Shares to the Sponsor, representing all of the issued and outstanding common stock of PICA;

(ii)
the Sponsor shall deposit or shall have deposited, or cause to be deposited, via wire transfer of immediately available funds, a portion of the Purchase Price in the amount of $120,000,000 (the “Cash Consideration”) with the Conversion Agent for distribution to the Eligible Members and DR Former Members in accordance with Section 6.04(d) hereof and Section 3.2 of the Stock Purchase Agreement;

(iii)
the Sponsor shall pay to PICA, via wire transfer of immediately available funds, a portion of the Purchase Price in the amount of $15,000,000 to fund the crediting of Policy Credits to Qualified Policyholders pursuant to Sections 6.04(d) hereof and Section 2.9 of the Stock Purchase Agreement. The Sponsor has committed to cause PICA to deposit such amount in a segregated account to be held in trust by PICA, separate and apart from any other assets of PICA, for the sole purpose of funding the payment of the Policy Credits. The Sponsor has made no further monetary commitment with respect to the payment of Policy Credits;

(iv)
the Sponsor shall pay to PICA, via wire transfer of immediately available funds, a capital contribution in the amount of $15,000,000 in accordance with Section 7.10 of the Stock Purchase Agreement; and

(v)
The Sponsor or the Conversion Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Conversion and the Stock Purchase Agreement to any Eligible Member or DR Former Member such amounts as the Sponsor or the Conversion Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of U.S. federal, state, local or non-U.S. tax law.  To the extent that such amounts are properly withheld by the Sponsor or the Conversion Agent, such withheld amounts will be treated for all purposes of this Plan of Conversion as having been paid to the Eligible Member or DR Former Member in respect of whom such deduction and withholding were made by the Sponsor or the Conversion Agent.

(d)           As promptly as practicable following the Plan Effective Date, but in any event no later than ten (10) business days following the Plan Effective Date:

(i)
PICA shall credit Policy Credits to the Eligible Members that are entitled to be credited Policy Credits under this Plan of Conversion and the Stock Purchase Agreement.  No interest shall be payable on the Policy Credits;

(ii)	the Conversion Agent shall distribute the Cash Consideration, by check, to the Eligible Members and DR Former Members pursuant to this Plan of

Conversion and in accordance with the Stock Purchase Agreement. No interest shall be payable on Cash Consideration; and

(iii)
PICA shall send or cause to be sent to each Eligible Member being credited Policy Credits or receiving a cash payment (at the time of the distribution of the cash payment) a notice of the method by which the amount of such Policy Credits to be credited and payable in 2010 or cash payment was derived from that Eligible Member’s allocation of the Purchase Price and, in the case of any Policy Credits, when such Policy Credits will be distributed.  The form of such notice shall be subject to the prior review and comment of the Division.

6.3           Tax Considerations.  This Plan of Conversion shall not become effective and the Conversion and the Purchase shall not occur unless, on or prior to the Plan Effective Date:

(a)           PICA shall have received a favorable opinion of Sidley Austin LLP, special counsel to PICA, or other nationally-recognized independent tax counsel to PICA, dated as of the Plan Effective Date, addressed to the Board and in form and substance satisfactory to PICA, which, notwithstanding any qualifications expressed therein, is substantially to the effect that PICA will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Conversion and Purchase.

(b)           The Division shall have received copies of the opinion described in this Section 6.05, together with a statement that the Division shall be entitled to rely upon such opinion as though they were addressed to it in connection with its review of this Plan of Conversion, the Application and the Stock Purchase Agreement.

6.4           Other Opinions.

(a)           This Plan of Conversion shall not become effective and the Conversion and Purchase shall not occur unless, on or prior to the Plan Effective Date, PICA’s Board of Directors shall have received the opinion of Raymond James that, based upon the assumptions made therein, the aggregate consideration to be received by Eligible Members and DR Former Members, as a group, pursuant to the transactions contemplated by this Plan of Conversion is fair from a financial point of view to such Eligible Members and DR Former Members, as a group.

(b)           Copies of the opinion described in Sections 6.06(a) shall be delivered to the Director on or prior to the Plan Effective Date.  The Director shall be entitled to rely upon such opinion as though such opinion were addressed to him in connection with his review of this Plan pursuant to Section 59.1(8).

ARTICLE 7
POLICIES

Policies.

(a)           For the purposes of this Plan of Conversion, the term “Policy” means each insurance policy that has been issued or will be issued or assumed through assumption reinsurance, if any, by PICA.

(b)           The following policies and contracts shall be deemed not to be Policies for purposes of this Plan of Conversion:

(i)
any reinsurance assumed by PICA as a reinsurer on an indemnity basis (but assumption certificates may constitute Policies if they otherwise fall within the definition of Policies as provided in Section 7.01(a));

(ii)	all administrative services agreements; and

(iii)	any policy or contract issued by PICA and ceded to another insurance company through assumption reinsurance.

7.2           Determination of Ownership.  Unless otherwise stated herein, the Owner of any Policy as of any date shall be determined on the basis of the PICA Records as of such date in accordance with the following provisions:

(a)           the Owner shall be the owner of the Policy as shown on the PICA Records;

(b)           except as otherwise set forth in this Article 7, the identity of the Owner of a Policy shall be determined without giving effect to any interest of any other Person in such Policy;

(c)           in any situation not expressly covered by the foregoing provisions of this Section 7.02, the owner of the Policy, as reflected on the PICA Records, and as determined in good faith by PICA, shall conclusively be presumed to be the Owner of such Policy for purposes of this Section 7.02, and except for administrative errors, PICA shall not be required to examine or consider any other facts or circumstances;

(d)           the mailing address of an Owner as of any date for purposes of this Plan of Conversion shall be the Owner’s last known address as shown on the PICA Records as of such date;

(e)           in no event may there be more than one Owner of a Policy, although more than one Person may constitute a single Owner.  If a Person owns a Policy with one or more other Persons, they will constitute a single Owner with respect to the Policy; and

(f)           any dispute as to the identity of the Owner of a Policy or the right to vote or receive compensation shall be resolved in accordance with the foregoing and such other procedures as PICA may determine.  Any determinations made by PICA shall be conclusive as between PICA and any Owner of a Policy or any other Person with an interest therein but shall not preclude any actions among such Persons.

7.3           In Force.

(a)           A Policy shall be deemed to be in force (“In Force”) as of any date if, as shown in the PICA Records:

(i)	the Policy has been issued or coverage has been bound by PICA or assumed by PICA through assumption reinsurance as of such date; and

(ii)
such Policy has not expired, cancelled, non-renewed or otherwise terminated, provided that a Policy shall be deemed to be In Force after lapse for nonpayment of premiums until expiration of any applicable grace period (or similar period however designated in such Policy) during which the Policy is in full force for its basic benefits.

(b)           The date of expiration, cancellation or termination of a Policy shall be as shown on the PICA Records.

(c)           A Policy shall not be deemed to be In Force as of a given date if the Policy is returned to PICA and all premiums are refunded within thirty (30) days of such date.

(d)           Any dispute as to whether a Policy is In Force shall be resolved in accordance with the foregoing.

ARTICLE 8
ALLOCATION OF CONSIDERATION

8.1           Allocation of Consideration. The consideration to be paid to Eligible Members in exchange for their Membership Interests shall be cash and, in certain cases described in this Article 8, Policy Credits.  For purposes of calculating the amount of consideration payable to the Eligible Members and DR Former Members pursuant to this Plan of Conversion and the Stock Purchase Agreement, each Eligible Member’s and DR Former Member’s allocation of the Purchase Price shall be determined in accordance with this Article 8.

(a)           Each Eligible Member and DR Former Member shall be paid cash consideration in an amount equal to (i) $12,000,000 divided by (ii) the total number of Eligible Members plus the total number of DR Former Members.

(b)           In addition to the consideration set forth in Section 8.01(a) above, each Qualified Policyholder shall be paid additional consideration:

(i)           in cash in an amount equal to such Qualified Policyholder’s Conversion Payment.  For any Qualified Policyholder, the “Conversion Payment” is an

amount equal to the product of (A) the Conversion Factor multiplied by (B) such Qualified Policyholder’s Eligible Premium. As used herein:

(1)
Any Qualified Policyholder’s “Eligible Premium” is the sum of the premium under such Qualified Policyholder’s Policy In Force on the Adoption Date (calculated as if all premiums under such Policy were paid in full) and the premium actually paid for the previous four policy years under all of such Qualified Policyholder’s Policies, as reflected in the PICA Records;

(2)
“Total Eligible Premium” means the sum of all the premium of all In Force Policies Owned by Qualified Policyholders on the Adoption Date (calculated as if all premiums under such Policies were paid in full) and all the premiums actually paid for the previous four policy years under all such Policies, as reflected in the PICA Records; provided, however, with respect to Policies issued by PICA as a result of a merger, acquisition, or the acquisition of renewal rights (as reflected on the PICA Records), the premium under such Policy for purposes of determining such Qualified Policyholder’s Eligible Premium and the Total Eligible Premium shall be (I) the sum of the premium under such Qualified Policyholder’s Policy In Force on the Adoption Date (calculated as if all premiums under such Policy were paid in full) and the premium actually paid for the previous four policy years under all of such Qualified Policyholder’s Policies, including policies with the prior carrier or (II) if the premium actually paid for any of the previous four policy years is not available in the PICA Records, then the sum of (x) the premium under such Qualified Policyholder’s Policy In Force on the Adoption Date (calculated as if all premiums under such Policy were paid in full), plus (y) the premium actually paid for any of the previous four complete policy years available in the PICA Records plus (z) the premium for the earliest known complete policy year available in the PICA Records multiplied by the number of complete years out of the previous four policy years for which the premium actually paid is unavailable on the PICA Records; and

(3)	“Conversion Factor” means an amount equal to $108,000,000 divided by the Total Eligible Premium.

(ii)	in Policy Credits in an amount calculated and distributed in accordance with Section 8.02.

8.2	Allocation and Distribution of Policy Credits.

(a)           Pursuant to Section 8.01(b)(ii) above and Section 2.9 of the Stock Purchase Agreement, at the Effective Time, each Qualified Policyholder shall be credited with Policy Credits in an amount equal to such Qualified Policyholder’s Estimated Policy Credit Distributions.  The amount of Policy Credits payable to each Qualified Policyholder will be adjusted in accordance with Sections 8.02(b) and (c).

(b)           Pursuant to this Plan of Conversion and the Stock Purchase Agreement, PICA will, and the Sponsor has agreed to cause PICA to, declare dividends and distribute Policy Credits credited to a Qualified Policyholder in accordance with Section 8.02(c) in the following amounts and on the following Policies (each distribution described below, a “Policy Credit Distribution”):

(i)
a total of $5,000,000 shall be declared as a dividend prior to September 30, 2009 (the “Declaration Date”) and paid to the Qualified Policyholders who are Owners of Policies that are In Force at such Declaration Date and who renew a Policy during the calendar year beginning on January 1, 2010, upon such renewal.  Any amount declared as a dividend in accordance with this Section 8.02(b)(i) but not paid to Qualified Policyholders due to such Qualified Policyholders’ failure to renew their Policies shall be added to the dividend declared and paid in accordance with Section 8.02(b)(ii) (such unpaid amount, the “2010 Rollover Amount”);

(ii)
a total of (A) $5,000,000 plus (B) any 2010 Rollover Amount, shall be declared as a dividend and paid to the Qualified Policyholders who are Owners of Policies that are In Force on the first anniversary of the Declaration Date and who renew a Policy during the calendar year beginning on January 1, 2011, upon such renewal. Any amount declared as a dividend in accordance with this Section 8.02(b)(ii) but not paid to Qualified Policyholders due to such Qualified Policyholders’ failure to renew their Policies shall be added to the dividend declared and paid in accordance with Section 8.02(b)(iii) (such unpaid amount, the “2011 Rollover Amount”); and

(iii)
a total of (A) $5,000,000 plus (B) any 2011 Rollover Amount, shall be declared as a dividend and paid to the Qualified Policyholders who are Owners of Policies that are In Force on the second anniversary of the Declaration Date and who renew a Policy during the calendar year beginning on January 1, 2012, upon such renewal.  No later than March 31, 2013, any amount declared as a dividend in accordance with this Section 8.02(b)(iii) but not paid to Qualified Policyholders due to such Qualified Policyholders’ failure to renew their Policies shall be divided equally among all Qualified Policyholders who were Owners of a Policy In Force on December 31, 2012 and paid to such Qualified Policyholders, in cash, by check.

(c)
In accordance with and following PICA’s declaration of a dividend pursuant to Section 8.02(b)(i), (ii) or (iii), each Qualified Policyholder shall receive Policy Credits in the form of a dividend in an amount equal to such Qualified Policyholder’s Credit Share with respect to such declared dividend.  For any Qualified Policyholder, its “Credit Share” is an amount equal to the product of (i) the Credit Factor multiplied by (ii) such Qualified Policyholder’s Eligible Credit Premium.  As used herein:

(i)	The “Credit Factor” is an amount equal to the total dividend declared by PICA divided by the Total Eligible Credit Premium;

(ii)
Any Qualified Policyholder’s “Eligible Credit Premium” is the sum of the premium under such Qualified Policyholder’s Policy In Force on the Declaration Date or applicable anniversary thereof (calculated as if all premiums under such Policy were paid in full) and the premium actually paid for the previous four policy years under all of such Qualified Policyholder’s Policies, as reflected in the PICA Records;

(iii)
“Total Eligible Credit Premium” means the sum of all the premium of all In Force Policies Owned by Qualified Policyholders on the Declaration Date or applicable anniversary thereof (calculated as if all premiums under such Policy were paid in full) and all the premiums actually paid for the previous four policy years under all such Policies, as reflected in the PICA Records; provided, however, with respect to Policies issued by PICA as a result of a merger, acquisition, or the acquisition of renewal rights (as reflected on the PICA Records), the premium under such Policy for purposes of determining such Qualified Policyholder’s Eligible Credit Premium and the Total Eligible Credit Premium shall be (A) the sum of the premium under such Qualified Policyholder’s Policy In Force on the Declaration Date or applicable anniversary thereof (calculated as if all premiums under such Policy were paid in full) and the premium actually paid for the previous four policy years under all of such Qualified Policyholder’s Policies, including policies with the prior carrier or (B) if the premium actually paid for any of the previous four policy years is not available in the PICA Records, then the sum of (I) the premium under such Qualified Policyholder’s Policy In Force on the Declaration Date or applicable anniversary thereof (calculated as if all premiums under such Policy were paid in full), plus (II) the premium actually paid for any of the previous four complete policy years available in the PICA Records plus (III) the premium for the earliest known complete policy year available in the PICA Records multiplied by the number of complete policy years out of the previous four policy years for which the premium actually paid is unavailable on the PICA Records.

8.3           Determination of the Allocation.  The determination of the allocation of the Cash Consideration and the Policy Credits among the Eligible Members and DR Former Members set forth in this Article 8 are (i) consistent with PICA’s historical allocation of its policyholder dividends in accordance with PICA’s policyholder dividend plan and (ii) based on the estimated historical contributions of Eligible Policies to PICA’s surplus and expected future contributions to surplus of those Eligible Policies.

ARTICLE 9
SUBSEQUENT POLICYHOLDERS

Notice to Subsequent Policyholders.  Upon the issuance of a Policy that becomes effective after the Adoption Date and before the Plan Effective Date (excluding renewals of Policies In Force on the Adoption Date), PICA shall send to the Owner of such Policy (a “Subsequent Policyholder”) a written notice regarding this Plan of Conversion, substantially in the form attached as Exhibit E hereto.  Such notice shall specify such Subsequent Policyholder’s right to rescind such Policy as provided in Section 9.02 within forty-five (45) days after the Plan Effective Date and shall be accompanied by a copy or summary of this Plan of Conversion.  The form of such notice shall be filed with and approved by the Director.

9.1           Option to Rescind.  Each Subsequent Policyholder shall be entitled to rescind his Policy and receive a full refund of any amounts paid for the Policy within ten (10) days after the receipt of the notice.  No Subsequent Policyholder that has made or filed a claim under a Policy will be entitled to rescission or refund of any premiums paid for such policy.  If a Subsequent Policyholder rescinds its Policy pursuant to the right described in this section 9.02, such Subsequent Policyholder will have no insurance coverage under such Policy and may not make or file a claim under such Policy.

ARTICLE 10
OFFICERS AND BOARD OF DIRECTORS

10.1           Directors.  Each of the members of PICA’s Board immediately prior to the Effective Time shall resign as of the Effective Time and the Sponsor, as the sole shareholder of PICA, shall elect the new directors set forth on Exhibit F to serve on the Board of PICA.  The Sponsor has agreed to offer to each Person who, as of the date of the Stock Purchase Agreement, is a member of PICA’s Board, but is not a full-time employee of PICA or one of its subsidiaries, a Consulting and Noncompetition Agreement (each a “Consulting Agreement”).  Pursuant to his or her Consulting Agreement, each such Person shall be paid an initial payment of $50,000, plus a consulting fee of $250,000 payable in 48 monthly installments beginning at the Effective Time.  The Sponsor has agreed to cause each Person who executes a Consulting Agreement to be appointed to an advisory committee maintained by PICA for the term of such Person’s Consulting Agreement.

10.2           Officers.  The officers of PICA immediately prior to the Effective Time shall serve as officers of PICA after the Effective Time until new officers are duly elected pursuant to the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.  Pursuant to the Stock Purchase Agreement, at the Effective Time PICA will (i) satisfy any retirement payments or obligations due to Jerry D. Brant, DPM, pursuant to the Employment Agreement dated July 20, 2000, as amended through the Adoption Date, between Dr. Brant and PICA, (ii) credit current participants in PICA’s Executive Retention and Deferred Compensation Plan dated January, 1, 2007 with all amounts that would otherwise be credited to their accounts in 2009, 2010 and 2011 and accelerate the vesting of all benefits for the current participants under such plan, and PICA shall pay the total accrued benefits under such plan to each of the current participants promptly, but in no event later than 60 days, after the Effective Time and (iii) employ certain executives, in each case as more fully described on Schedule I hereto.

ARTICLE 11
ADDITIONAL PROVISIONS

11.1           Continuation of Corporate Existence.  Upon the conversion of PICA to a stock insurance company in accordance with the terms of this Plan of Conversion and the provisions of Section 59.1(8):

(a)           the corporate existence of PICA as a mutual insurance company shall be continued in PICA’s corporate existence as a stock insurance company;

(b)           all the rights, franchises and interests of PICA as a mutual insurance company in and to every type of property, real, personal and mixed, and things in action thereunto belonging, shall be deemed transferred to and vested in PICA as a stock insurance company without any deed or transfer;

(c)           PICA (as converted to a stock insurance company) shall be deemed to have assumed all the obligations and liabilities of PICA (as the former mutual insurance company);

(d)           All outstanding surplus notes, guaranty fund interests or other surplus debentures issued by PICA prior to the Effective Time shall remain in full force and effect following the Conversion and, in accordance with Section 11.01(c), all liabilities and obligations thereunder shall be deemed to have been assumed by PICA (as the converted stock company).

11.2           Conflict of Interest.  Except as otherwise set forth in this Plan of Conversion, including as described in Section 10.02 and Schedule I hereto, no director, officer, agent or employee of PICA, or any of its subsidiaries or affiliates or any other person shall receive any fee, commission or other valuable consideration whatsoever, other than his or her usual regular salary and compensation, for in any manner aiding, promoting or assisting in the transactions contemplated by this Plan of Conversion; provided, that PICA may pay reasonable fees and compensation to attorneys, accountants and actuaries for services performed in the independent practice of their professions, even if such attorney, accountant or actuary is also a director or agent of PICA.

11.3           No Preemptive Rights.  No Member or other Person shall have any preemptive right to acquire PICA Shares in connection with this Plan of Conversion.

11.4           Amendment or Withdrawal of Plan of Conversion.

(a)           At any time prior to the Plan Effective Date, PICA may, by resolution of not less than two-thirds of the Board, amend or withdraw this Plan of Conversion (including the Exhibits hereto).  Any amendment shall require the written consent of the Director.  No amendment may change the Plan of Conversion after its approval by the Eligible Members in a manner that the

Director determines is material unless the Plan of Conversion, as amended, is submitted for reconsideration by the Eligible Members of PICA pursuant to the provisions of Sections 5.01 and 5.02.  No amendment may change the Adoption Date of the Plan of Conversion.

(b)           After the Plan Effective Date, the Amended and Restated Articles of Incorporation adopted pursuant to this Plan of Conversion may be amended pursuant to the provisions of such articles of incorporation, the Illinois Insurance Code and the statutory provisions generally applicable to the amendment of the articles of incorporation of insurance companies, or such other statutory provisions as may be applicable at the time of the amendment.

11.5           Corrections.  Prior to the Plan Effective Date, PICA, with the prior consent of the Director, may make such modifications as are appropriate to correct errors, cure ambiguities, clarify existing items or make additions to correct manifest omissions in this Plan of Conversion or any exhibits hereto.

11.6           Notices.  If PICA complies substantially and in good faith with the notice requirements of Section 59.1 of the Illinois Insurance Code with respect to the giving of any required notice to Members, the failure of PICA to give any Member any required notice does not impair the validity of any action taken under Section 59.1 of the Illinois Insurance Code.

11.7           Limitation of Actions.  Any action or proceeding challenging the validity of or arising out of acts taken or proposed to be taken pursuant to Section 59.1(8) shall be commenced within 30 days after the Plan Effective Date.  No Person shall have any rights or claims against PICA or its Board based upon the withdrawal or termination of this Plan of Conversion.

11.8           Costs and Expenses.  All the costs and expenses related to the Plan of Conversion, including the costs of outside advisors and consultants of the regulatory agencies, shall be borne by PICA.

11.9           Headings.  Article and Section headings contained in this Plan of Conversion are for convenience only and shall not be considered in construing or interpreting any of the provisions hereof.

11.10                      Governing Law.  The Plan of Conversion shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to such State’s principles of conflicts of law.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, PICA by authority of its Board, has caused this Plan of Conversion to be duly executed as of the day and year first above written.

Podiatry Insurance Company of America,
a Mutual Company

By:          /s/ Jerry Brant____________________
Name:                       Jerry Brant
Title:    Pres/CEO

EXHIBIT A

STOCK PURCHASE AGREEMENT

The Stock Purchase Agreement, including exhibits, is filed as a separate Exhibit to this 8-K.

EXHIBIT B

AMENDED AND RESTATED ARTICLES OF INCORPORATION

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PODIATRY INSURANCE COMPANY OF AMERICA

Article 1.                      The name of the corporation is PODIATRY INSURANCE COMPANY OF AMERICA.

Article 2.                      The principal office of the Company is located in the State of Illinois.

The Company may also have, maintain and operate such other offices, either within or without the State of Illinois, as shall be deemed proper and advisable in the discretion of the officers or board of directors of the Company.  From time to time, the company may transact business in any state or county in which it hereafter becomes duly qualified for the business to be undertaken.

Article 3.                      The duration of the corporation is perpetual.

Article 4.                      The purposes of the Company are:

1.           To engage in the business of and transact the following kinds of insurance and reinsurance as defined in Class 2 of Section 4 of the Illinois Insurance Code, to wit:

Class 2

(b)
Vehicle. Insurance against any loss or liability resulting from or incident to the ownership, maintenance or use of any vehicle (motor or otherwise), draft animal or aircraft. Any policy insuring against any loss or liability on account of the bodily injury or death of any person may contain a provision for payment of disability benefits to injured persons and death benefits to dependents, beneficiaries or personal representatives of persons who are killed, including the named insured, irrespective of legal liability of the insured, if the injury or death for which benefits are provided is caused by accident and sustained while in or upon or while entering into or alighting from or through being struck by a vehicle (motor or otherwise), draft animal or aircraft, and such provision shall not be deemed to be accident insurance.

(c)
Liability. Insurance against the liability of the insured for the death, injury or disability of an employee or other person, and insurance against the liability of the insured for damage to or destruction of another person’s property.

(h)
Miscellaneous. Insurance against loss or damage to property and any liability of the insured caused by accidents to boilers, pipes, pressure containers, machinery and apparatus of any kind and any apparatus connected thereto, or used for creating, transmitting or applying power, light, heat, steam or refrigeration, making inspection of and issuing certificates of inspection upon elevators, boilers, machinery and apparatus of any kind and all mechanical apparatus and appliances appertaining thereto; insurance against loss or damage by water entering through leaks or openings in buildings, or from the breakage or leakage of a sprinkler, pumps, water pipes, plumbing and all tanks, apparatus, conduits and containers designed to bring water into buildings or for its storage or utilization therein, or caused by the falling of a tank, tank platform or supports, or against loss or damage from any cause (other than causes specifically enumerated under Class 3 of this Section) to such sprinkler, pumps, water pipes, plumbing, tanks, apparatus, conduits or containers; insurance against loss or damage which may result from the failure of debtors to pay their obligations to the insured; and insurance of the payment of money for personal services under contracts of hiring.

(i)
Other casualty risks. Insurance against any other casualty risk not otherwise specified under Classes 1 or 3, which may lawfully be the subject of insurance and may properly be classified under Class 2.

(j)
Contingent losses. Contingent, consequential and indirect coverages wherein the proximate cause of the loss is attributable to any one of the causes enumerated under Class 2. Such coverages shall, for the purpose of classification, be included in the specific grouping of the kinds of insurance wherein such cause is specified.

(l)	Legal expense insurance. Insurance against risk resulting from the cost of legal services as defined under Class 1(c).

2.           To engage in the business of and transact the following kinds of insurance and reinsurance as defined in Class 3 of Section 4 of the Illinois Insurance Code, to wit:

Class 3

(a)	Fire. Insurance against loss or damage by fire, smoke and smudge, lightning or other electrical disturbances.

(b)
Elements. Insurance against loss or damage by earthquake, windstorms, cyclone, tornado, tempests, hail, frost, snow, ice, sleet, flood, rain, drought or other weather or climatic conditions including excess or deficiency of moisture, rising of the waters of the ocean or its tributaries.

(h)
Contingent losses. Contingent, consequential and indirect coverages wherein the proximate cause of the loss is attributable to any of the causes enumerated under Class 3. Such coverages shall, for the purpose of classification, be included in the specific grouping of the kinds of insurance wherein such cause is specified.

(i)	Legal expense insurance. Insurance against risk resulting from the cost of legal services as defined under Class 1(c).

3.           To engage directly in any of the following businesses:

(a)
rendering services related to the functions involved in the operation of its insurance business including, but not limited to, actuarial, loss prevention, safety engineering, data processing, accounting, claims, appraisal and collection services;

(b)
any other business activity reasonably complementary or supplementary to its. insurance business, either to the extent necessarily or properly incidental to the insurance business the Company is authorized to do or to the extent approved by the Director of Insurance of the State of Illinois if such approval is required by law at the time; and

Article 5.                      The corporate powers shall be exercised by a Board of Directors composed of at least six (6) and not more than eleven (11) natural persons who are at least eighteen (18) years of age, and three (3) of whom shall be residents and citizens of the State of Illinois.  The term of office of each director shall be one (1) annual meeting of the shareholders of the Company.  Directors may be removed at any time, with or without cause, by a 2/3 majority vote of the holders of the outstanding shares of the Company who are present in person or by proxy at a meeting called, in whole or in part, for that purpose.

Article 6.                      The Company’s authorized capital is Five Million Dollars ($5,000,000). The total number of common shares that the Company shall have authority to issue is 5,000,000, no par value.  Any part of the authorized shares shall be issued at such times and in such manner as the Board of Directors may designate, and as permitted by law. Each share of the capital stock shall be fully paid before being issued.

The Company has received subscriptions for the issuance and sale of 5,000,000 shares of common stock upon the adoption these Amended and Restated Articles of Incorporation  at a price of $27 per share of which $1,000,000 will be allocated to paid-up capital and $1,000,000 will be allocated to paid-in surplus in order to satisfy the requirements for the certificate of authority issued to the Company prior to the adoption of these Amended and Restated Articles of Incorporation.

Article 7.                      These Articles of Incorporation may only be amended upon a two-thirds majority vote of the holders of the outstanding shares of the Company who are present in person or by proxy at a meeting called, in whole or in part, for that purpose.

Article 8.                      The By-Laws of the Company may be amended as set forth in the By-Laws.

Article 9.                      The Company shall be subject to and comply with all terms and provisions of the Illinois Insurance Code as are, or may become applicable to similar domestic stock insurance companies organized and incorporated thereunder.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned President and Secretary of the Company have executed these Articles of Incorporation on [________________].

[___________________]

President

[___________________]

  Secretary

OATH & ACKNOWLEDGMENT

I, [_________], a Notary Public do hereby certify that on [_________], [____________] personally appeared before me and being first duly sworn by me acknowledging that they signed the foregoing document in the capacity herein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

_________________________

[_______________]

Notary Public

EXHIBIT C

AMENDED AND RESTATED BYLAWS

AMENDED AND RESTATED
BY-LAWS

OF

PODIATRY INSURANCE COMPANY OF AMERICA

ARTICLE 1
Name and Principal Office
The name of the Company shall be Podiatry Insurance Company of America (“PICA”) and the principal office of the corporation shall be in the State of Illinois.

ARTICLE 2
Meeting of Stockholders
Section 1.  Annual Meeting:  The annual meeting of the shareholders shall be held at such place and at such time during the second or third calendar quarters of each year as the Board of Directors may designate. If the annual meeting is not held as herein provided, the Chairman, President and Chief Executive Officer or the Board of Directors shall call a special meeting which shall be held in lieu of and for the same purposes and with the same force and effect as the annual meeting.

Section 2.  Special Meetings.  Special meetings of the shareholders may be called by the Chairman, President and Chief Executive Officer or the Board of Directors at any time. The purpose of each meeting shall be stated in the request therefor and in any-notice thereof. No business shall be conducted at a special meeting, except as stated in the notice of such meeting.

Section 3.  Notice of Meetings:  Notice of the annual meeting shall be mailed, postage prepaid, not less than thirty (30) days before the meeting to each shareholder at his address as it appears on the books` of the Company. Notice of a special meeting, stating the time, place, and purpose therefor, shall be mailed, postage prepaid, at least ten (10) days before such meeting to each shareholder at his address as it appears on the books of the corporation.  Such notice shall set forth the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, and the business transacted at any special meeting shall be confined to the purposes stated in such notice.  No such notice of any given meeting need be given to any shareholder who files a written waiver of notice thereof with the Secretary, either before or after the meeting.  Attendance of a person at a meeting of shareholders, in person, present by telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, or by proxy, shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.  Quorum:  A quorum for the transaction of business at meetings of the shareholders shall consist of the holders of a majority of the shares entitled to vote thereat, present in person, present by telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, or represented by proxy.  Whether or not a quorum is present, a majority in interest of the shareholders present in person, present by telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, or represented by proxy at any duly called meeting and entitled to vote thereat may adjourn the meeting from time to time to another time or place, at which time, if a quorum is present, any business may be transacted which might have been transacted at the meetings as originally scheduled.  Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 5.  Voting of Shares; Proxies:  Every shareholder having to right to vote at a meeting of shareholders shall be entitled to exercise such vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact.  Each shareholder shall have one vote for each share of common stock held by him.  No shares of preferred-stock are entitled to vote at a meeting of shareholders.  Except as otherwise provided by the laws of the State of Illinois, by the Articles of Incorporation or by the By-Laws, all elections shall be determined and all questions decided by a majority of the votes cast in respect thereof, except in the case of merger or consolidation, in which case such questions shall be decided by the affirmative vote of two thirds of all outstanding shares, a quorum being present.

Section 6.  Voting Lists:  The Secretary shall prepare and make, at least five (5) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least five (5) days prior to the meeting, either at one place within each city in which the meeting is to be held, which places shall be specified in the notice of meeting, or, if not so specified, at the places where the meeting is to be held.  The list shall also be produced and kept at the time and places of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 7.  Informal Actions:  Unless otherwise provided in the Articles of Incorporation, any action required by the By-Laws to be taken at any annual or special meeting of the shareholders of the Company, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 8.  Fixing of Record Date:  In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than thirty nor less than five (5) days before the date of such meeting, nor more than thirty (30) days prior to any other action.  The record date for actions taken by unanimous written consent pursuant to Section 7 shall be the date of the unanimous written consent.

ARTICLE 3
Board of Directors

Section 1.  Election and Term:  The Board of Directors shall be composed of at least six (6) and not more than eleven (11) natural persons who are at least eighteen (18) years of age.  Three (3) directors shall be residents of the State of Illinois. Each director shall be elected by the shareholders as set forth in the Articles of Incorporation, with expired terms to be filled at each annual meeting, provided that (subject to the maximum number of directors specified herein) the Board of Directors may appoint qualified individuals to newly created positions on the Board of Directors, or individuals designated pursuant to agreements of merger and/or acquisition, to serve until the next annual meeting.

Notwithstanding any other provision of this section to the contrary, each of the Chairman and the  President and Chief Executive Officer shall be appointed as a director by the Board of Directors and shall serve at the pleasure of the Board of Directors.

Section 2.  Vacancies:  Vacancies in the Board of Directors may be filled for the unexpired term by a majority of the remainder of the Board.

Section 3.  Meetings and Notice:  Regular meetings of the Board may be held without notice at such time and place, whether within or without the State of Illinois, as shall from time to time be determined by the Board.  At least two (2) days written notice shall be given to each director.  Special meetings of the Board may be called by the Chairman or President and Chief Executive Officer or at the request of any five (5) directors addressed to the Secretary, who upon receipt of such request shall give at least two (2) days written notice to each director. Notice of meetings may be waived in writing, either before or after the meeting. Any defect in the notice of meetings shall be waived by each director who attends the meeting.

Section 4.  Telephone Conference Meetings:  Members of the Board of Directors, or of any committee of the Board of Directors, may participate in and act at any meeting of the Board of Directors or any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance and presence in person at the meeting.

Section 5.  Quorum and Manner of Acting:  At any meeting of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the meeting may be adjourned to a future time by those present, and no further notice of such meeting shall be required. Except as otherwise provided by law or by the By-Laws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting.

Section 6.  Powers and Duties:

3.1           The Board of Directors shall manage and conduct all of the business and affairs of the Company and shall be vested with all of the powers granted the Company in its charter and possessed by it under the applicable laws of the State of Illinois.

3.2           The Board of Directors shall be authorized to enter into a contract with respect to the investment of the assets of the Company.

3.3           The Board of Directors shall elect officers as hereinafter set forth.

3.4           The Board of Directors shall establish committees and determine their membership in accordance with Article V.

Section 7.  Fees and Expenses:  Unless otherwise restricted by the Articles of Incorporation or the By-Laws, the Board of Directors shall have the authority to fix a reasonable fee for service as a director and to reimburse directors for reasonable out-of-pocket expenses.  No payment for fees or expenses shall preclude any director from serving the corporation in any other capacity and receiving compensation or reimbursement for expenses thereof.

Section 8.  Written Consent:  Any action required to be taken at a meeting of directors or any action that may be taken at a meeting of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors and filed with the minutes of the proceedings of the directors.

Section 9.  Presumption of Assent:  A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10.  Removal of Directors:  Any one or more directors may be removed, with or without cause, by the affirmative vote of two-thirds of the shareholders present in person or by proxy at a regular or special meeting or by unanimous written consent.

ARTICLE 4
Officers

Section 1.  Election of Officers:  Following the adjournment of the annual meeting of shareholders of the Company, the Board of Directors shall proceed without further notice to meet. At such meeting, the Board of Directors shall elect a Chairman, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, and may elect one or more Vice Chairmen.  All officers shall serve at the pleasure of the Board of Directors.  The Board of Directors may elect other officers and assistant officers when it deems it to be in the best interest of the corporation.  Except as otherwise provided by law, the same person may be elected to more than one office.

Section 2.  Term:  All officers shall hold office until the next annual meeting of the corporation and until their respective successors are elected and qualified.

Section 3.  Duties of Officers:  Each officer of the corporation shall perform such duties as are provided in the By-Laws and as may from time to time be assigned to him by the Board of Directors, by the Chairman, or by the President and Chief Executive Officer. He shall also perform such duties as may be imposed upon him by law.

Section 4.  Chairman:  The Chairman shall be a chairman of the Executive Committee and shall preside at all Board meetings, appoint committees as directed by the By-Laws and/or the Board of Directors and shall be authorized to sign corporate checks and other negotiable instruments.  The Chairman shall serve as ex-officio member of all committees, with voting privileges in the event of a tie or to assure a quorum.

Section 5.  Vice-Chairman:  The Vice-Chairman shall perform the duties of the Chairman in the event of the Chairman's absence, incapacity or prolonged illness.  In the event that there is more than one Vice-Chairman, the Board of Directors shall determine the order of succession to the duties of Chairman.  The Vice-Chairman shall have such other duties as established by the Board of Directors consistent with the By-laws.

Section 6.  President and Chief Executive Officer:  The President and Chief Executive Officer shall have general supervisory authority over the affairs of the Company.  His responsibilities shall be specifically delineated by the Board of Directors, and may be revised or modified as required.  He shall act as Chairman in the absence of the Chairman or Vice Chairman, shall be authorized to sign corporate checks and other negotiable instruments and represent the Company as directed by the Board of Directors.

Section 7.  Vice President:  The Vice President shall assist the President and Chief Executive Officer in the performance of his duties as defined in the By-Laws, and shall perform such other functions as are assigned to him by the President and Chief Executive Officer or the Board of Directors.  He shall perform the duties of the President and Chief Executive Officer in the event of the latter’s absence, incapacity or prolonged illness.  In the event that there is more than one Vice President, the Board of Directors shall determine the order of succession to the duties of President and Chief Executive Officer.

Section 8.  Secretary:  The Secretary shall keep a record of all meetings of the Company and of the Board of Directors..  He shall take minutes or see that minutes are taken in an orderly manner.  He shall see that they are reproduced and distributed in a timely manner.  He shall perform such other duties as would normally be required of a Secretary of a corporation.  He shall be charged with responsibility for the general records of the Company’s business, and shall sign, countersign or attest such instruments as the President and Chief Executive Officer or Board may from time to time require.  He shall be responsible for giving the notices required by law and by the By-Laws of meetings of the Company and the Board.

Section 9.  Treasurer:  The Treasurer shall exercise such powers and duties with respect to the safekeeping of monies, funds, and securities of the Company, the signing, endorsing and acceptance of checks, notes and drafts in behalf of the Company, and its accounts and records in connection therewith as the President and Chief Executive Officer or the Board of Directors may from time to time direct.  He shall see that the financial records of the corporation are kept in a proper and timely manner.  He shall see that an auditing firm is selected by the Board to render the necessary reports to the Board of Directors, the Insurance Commissioner and others.  He shall co-sign checks and other negotiable instruments when necessary or appropriate.  In the absence of the Treasurer, his duties shall be performed by another officer designated by the President and Chief Executive Officer.

Section 10.  Removal of Officer:  Any officer or assistant officer may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Company will be served thereby.

Section 11.  Vacancies:  Any vacancy, however occurring, in any office may be filled by the Board of Directors.

Section 12.  Compensation:  The directors may fix the compensation of the officers of the Company.

Section 13.  Bond of Officers and Employees:  Any officer or employee of the Company handling funds or negotiable instruments or any other property of the company shall furnish such bond or shall be covered by a blanket bond in such amounts and with such surety and sureties as may be required by the Board of Directors.  The premium of any such bond shall be paid by the Company.

ARTICLE 5
Committees

Section 1.  Executive Committee of the Board.  The Executive Committee of the Board shall be appointed by the Chairman and shall consist of at least two (2) directors, one of whom shall be the Chairman and one of whom shall be the President and Chief Executive Officer. By vote, the Board of Directors may delegate to such Executive Committee any or all of the powers granted to the Board of Directors by law and the By-Laws and not specifically delegated to any other committee or reserved to the Board by law.

Section 2.  Investment Committee:  The Investment Committee shall be appointed by the Chairman. The Committee shall superintend the investment, of the funds of the corporation following such guidelines as the Board of Directors has established.  The Board of Directors may modify the guidelines at any regular or special meeting.  The Investment Committee shall also recommend to the Board of Directors an investment firm to administer the investments of the Company.

Section 3.  Reinsurance Committee:  The Board of Directors shall establish and maintain a Reinsurance Committee with not fewer than three (3) members, at least one of which must be a member of the Board.  The members of the Reinsurance Committee shall be appointed by the Chairman.  The Reinsurance Committee shall review and approve all treaty reinsurance placements and review and approve guidelines for facultative placements for the Company, with the exception of a reinsurance agreement in which the aggregate premium ceded in any one year is less than 1% of the Company’s annual gross written premium.  The Reinsurance Committee shall give special attention to reinsurers’ financial strength and performance record.

Section 4.  Other Committees:  The Board of Directors may establish other committees and determine their membership and purposes.  Any such committee which is authorized to act on behalf of the Board of Directors shall consist of at least two (2) members.

Section 5.  Membership on Committees:  Except as is otherwise provided in Section 1 of this Article, any Director shall be eligible to serve on a Committee.

ARTICLE 6
Execution of Contracts

Section 1.  Insurance Contracts:  All contracts of insurance entered into by the Company shall be signed by, or bear the facsimile signatures of, the President and Chief Executive Officer or the Vice President and the Secretary.

Section 2.  Countersignature of Insurance Contracts:  All contracts of insurance bearing facsimile signatures shall be countersigned, if required, by a duly empowered representative of the Company. The President and Chief Executive Officer or the Secretary shall appoint and empower representatives of the Company to countersign such contracts.

Section 3.  Powers of Attorneys:  The President and Chief Executive Officer or the Secretary, subject to such limitations as the Board may prescribe, shall execute such powers of attorneys as are necessary to make effective the insurance policies and contracts of the Company.

ARTICLE 7
Indemnification of Directors, Officers and Others

To the fullest extent permitted by the Illinois Insurance Code, the Company shall indemnify each director, officer, agent, employee or member of a committee of the Company (and his heirs, executors and administrators), and each person serving at the Company’s request as a director, officer, employee or agent of another company (and his heirs, executors and administrators), against all expenses and liabilities reasonably incurred by such persons in connection with or arising out of any action, suit or proceeding in which such person may be involved by reason of being or having been a director, officer, agent, employee or member of a committee of the Company (whether or not such person continues to be a director, officer, agent, employee or member of a committee at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not to be limited to, judgments, court costs and attorney’s fees and the cost of reasonable settlements.  The foregoing right of indemnification shall not be exclusive of other rights to which any director, officer, agent, employee or member of a committee may be entitled as a matter of law.  The Company may purchase and maintain insurance, at its expense, to protect itself and any such person against any such liability, cost, payment or expense, whether or not the Company shall have the power to indemnify such person against such liability under the Illinois Insurance Code.

ARTICLE 8
Capital Stock

Section 1.  Certificates:  The certificates of shares of the Company shall be numbered and shall be entered in the books of the Company as they are issued.  They shall exhibit the holders’ name and number of shares and shall be signed by (i) the Chairman of the Board or President and (ii) the Treasurer or the Secretary.

Section 2.  Transfers:  Transfers of shares shall be made on the books of the Company only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

Section 3.  Claims Upon Shares:  The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.

Section 4.  Lost or Destroyed Certificates:  Any person claiming a certificate of shares to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to the Secretary and to the Treasurer, and shall give the Company a bond of indemnity in form and amount and with one or more sureties satisfactory to such officers, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost stolen or destroyed upon such other lawful terms and conditions as the Board shall prescribe.

ARTICLE 9
Dividends

Dividends.  The Board of Directors from time to time may declare and pay dividends to the shareholders of the outstanding shares of stock of the Company in accordance with the provisions of the Illinois Insurance Code.  Such dividends shall be paid in cash, property or in shares of stock of the Company.  The determination of dividends to be paid shall be the sole discretion of the Board of Directors.  No dividend shall be paid contrary to any law or regulation of any duly constituted public authority.

ARTICLE 10
Fiscal Year

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year..

ARTICLE 11
Amendments of By-Laws

The By-Laws may be amended, altered or repealed in whole or in part, and new By-Laws may be adopted (i) at any annual or special meeting of the shareholders by the affirmative vote of the holders of two-thirds of the shares issued and outstanding and entitled to vote thereat or (ii) at any annual or special meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office; provided, however, that notice of the proposed alteration or amendment shall have been contained in the notice of the meeting.

ARTICLE 12
Miscellaneous Provisions

Section 1.  Transaction with Affiliates:  Nothing in the By-Laws shall preclude the Company from having or sharing a common management or a cooperative or joint use of personnel, property, or services with one or more affiliated persons under the arrangements meeting the standards and requirements of Sections 131.20 and 131.20a of the Illinois Insurance Code as it may from time to time be amended.

Section 2.  Notice:  Whenever, under the provisions of the By-Laws, notice is required to be given to any director, officer or shareholder, it shall be construed to mean personal notice, but such notice may be given in writing, (i) by mail, by depositing the same in the United States mail in a postpaid wrapper, (ii) by telegram, by delivering the same with payment of the applicable tariff charge to a telegraph company for transmission, or (iii) by telecopier, in any case addressed to such director, officer or shareholder at such address as appears on the records of the Company.  Such notice shall be deemed to be given at the time when the same shall be mailed, so delivered to a telegraph company, or when the telecopier prints a record indicating a successfully completed transmission.

Section 3.  Company Accounts:  The Board of Directors may from time to time designate officers or other persons to make arrangements for the opening, modification or termination of bank, trust, custodial, broker, and investment accounts of the Company and to deposit, withdraw and direct funds and investments in said accounts.

Section 4.  Wording of By-Laws:  Throughout the By-Laws, the pronouns “he”, “his”, and “him” shall be intended to mean a person of either sex.

EXHIBIT D

NOTICE OF SPECIAL MEETING

PODIATRY INSURANCE COMPANY OF AMERICA,

A MUTUAL COMPANY

601 West Monroe Street

Springfield, Illinois, 62704

[insert date]

NOTICE OF SPECIAL MEETING OF MEMBERS

To be held on [insert date], 2009

______________________

To the Members of Podiatry Insurance Company of America, A Mutual Company:

NOTICE IS HEREBY GIVEN that a special meeting of the members of Podiatry Insurance Company of America, A Mutual Company, an Illinois mutual insurance company (“PICA”), will be held on [insert date], 2009, at 5:00 p.m., Central time, at PICA’s offices at 3000 Meridian Road, Franklin, Tennessee, 37067, and any adjournment or postponement thereof (the “Special Meeting”), for the following purposes:

•
To consider and vote upon a proposal to approve and adopt the Plan of Conversion dated October 15, 2008 (the “Plan of Conversion”) and the transactions contemplated thereby, including, without limitation, the Stock Purchase Agreement dated October 28, 2008 (the “Stock Purchase Agreement”) by and among PICA and ProAssurance Corporation, a Delaware corporation, and a proposal to amend and restate the articles of incorporation of PICA (collectively referred to as the “Proposal”); and

•	To transact such other business, if any, as may properly come before the Special Meeting or any adjournments, postponements, reschedulings or continuations thereof.

In accordance with Illinois law and the Plan of Conversion, only members of PICA with policies in force on October 15, 2008 are entitled to notice of, and to vote at, the Special Meeting (such members are referred to herein as “Eligible Members”).  Each Eligible Member is entitled to cast one vote at the Special Meeting regardless of the number of policies held by such Eligible Member.  PICA’s by-laws provide that the presence, in person or by proxy, of at least thirty-five percent (35%) of Eligible Members shall constitute a quorum for purposes of considering the matters presented at the Special Meeting.  Approval and adoption of the Proposal requires the affirmative vote of at least two-thirds of the votes cast by the Eligible Members voting, in person or by proxy, at the Special Meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO PICA IN THE ENCLOSED POSTAGE PAID REPLY ENVELOPE.

FOR INFORMATION REGARDING THE PROPOSAL, CONTACT:

Scott Meert, Director of Marketing, or
Margaret Hooper, Vice President, Podiatry Insurance Operations
Podiatry Insurance Company of America, A Mutual Company
3000 Meridian Road
Franklin, Tennessee  37067
(800) 913-0153

Proxies are valid only if the proxy card is received by PICA at least five days in advance of the Special Meeting or any adjournment thereof.  If you attend the Special Meeting, you may vote personally whether or not you have previously submitted a proxy card and such vote shall be in lieu of your previously submitted proxy card.

By Order of the Board of Directors

Winfield E. Butlin, D.P.M.
Secretary

_________, 2008
Nashville, Tennessee

EXHIBIT E
SUBSEQUENT POLICYHOLDER NOTICE

[PICA Letterhead]

NOTICE TO HOLDERS OF INSURANCE POLICIES
ISSUED AFTER OCTOBER 15, 2008

Effective as of October 15, 2008 (the “Adoption Date”), Podiatry Insurance Company of America, A Mutual Company, an Illinois mutual insurance company (the “Company”) adopted a plan of conversion (the “Plan of Conversion”), pursuant to which the Company has proposed to convert from a mutual insurance company to a stock insurance company (the “Conversion”).  In addition, the Company has also entered into a Stock Purchase Agreement (the “Agreement”), pursuant to which the newly converted stock insurance company will issue 100% of the shares of its common stock to, and be acquired by, ProAssurance Corporation, a publicly traded Delaware corporation (the “Purchase”).  The Conversion along with the Purchase is collectively referred to as the “Plan”.  The Company has filed the Plan and other required documentation for approval by the Director of the Illinois Division of Insurance (the “Director”).  If the Plan is approved by the Director and is adopted by two-thirds of the votes cast at a special meeting of eligible members of the Company who owned insurance policies that were in force on the Adoption Date, then the Plan will be effectuated and such eligible members will receive cash compensation and, in certain cases, credits against future premium payments distributed as dividends, in exchange for their membership interests in the Company, including, but not limited to, their right to vote in the elections of Directors.

The Plan will not cause any change to your insurance coverage under the terms of your policy.  However, because your policy was issued subsequent to the Adoption Date, (i) you are not eligible to vote on the Plan; (ii) all of your membership rights in the Company including, but not limited to, your right to vote in the elections of Directors, will be extinguished on the effective date of the Plan; and (iii) you will not be entitled to receive any consideration upon the Conversion or Purchase.

Accordingly, the Company hereby notifies you of your right to rescind your insurance policy and receive a full refund of the premiums you have paid to the Company for such rescinded insurance policy.  In order to rescind your policy, you must provide the Company with written notice of your decision to exercise your right to rescind such policy within 10 days after your receipt of this notice.  If you fail to provide written notice to the Company of your decision to rescind your policy within 10 days of your receipt of this notice, you will have no right to rescind your policy.

If you have made or filed a claim under your insurance policy, you are not entitled to the rescission of your policy or of any refund of the premiums you have paid under such policy.  If you elect to rescind your policy you will have no insurance coverage under such policy and you may not make or file a claim under such policy.

THIS NOTICE APPLIES ONLY TO NEWLY ISSUED POLICIES AND NOT RENEWAL OF POLICIES THAT WERE IN FORCE ON OCTOBER 15, 2008.

Should you have any questions regarding this notice, please feel free to contact the Company at the following number 1-800-913-0153.

PODIATRY INSURANCE COMPANY OF AMERICA, A MUTUAL COMPANY

______________________________________ By: Title:

EXHIBIT F
DIRECTORS

W. Stancil Starnes, Chairman
Victor T. Adamo
Jerry D. Brant
Howard H. Friedman
Kirk Petersen
Edward L. Rand, Jr.
Zack Stamp
Darryl K. Thomas
Adam Wilczek

SCHEDULE I
EXECUTIVE OFFICER AGREEMENTS AND PAYMENTS

DR. JERRY BRANT EMPLOYMENT AGREEMENT
EXECUTIVE SUMMARY

JOB RESPONSIBILITIES

•	CEO of PICA, located in Williamson County, Tennessee

•	Reports to CEO of ProAssurance and Board

COMPENSATION PAYABLE PURSUANT TO SECTION 7.5(e) OF STOCK PURCHASE AGREEMENT

•	$600,000, originally payable $10,000 per month over sixty (60) months

•	$150,000, originally payable $50,000 per year for three years

TERM OF EMPLOYMENT

•
Three year Initial Term, followed by a three year Term during which Executive may  either continue to work for some or all of the Term, or resign and elect severance pay for any portion of the second three year Term not worked

•	Standard non-competition agreement, change in control provisions, arbitration provision, etc.

COMPENSATION

•
For remainder of 2009, compensation as established by PICA, plus the monetized value of car and country club benefits currently provided by PICA. For 2010 and after, to be determined by ProAssurance, with a minimum increase of 4%.

•	Bonus up to 50% to be based achievement of established objective goals

•	Retention bonus of $400,000 to be paid upon closing of merger

•	Other benefits consistent with Senior Executives for ProAssurance

SEVERANCE COMPENSATION

•	During Initial Term, if termination is by ProAssurance without Cause, or by Executive for Good Reason, then severance compensation will be payment for balance of Initial Term and subsequent Term

•	During Initial Term, if termination is by Executive for Good Health Reason, then one year severance benefits

•	Executive may terminate at any time following the Initial Term and receive severance for the balance of the subsequent three year term

•	For termination as a result of death or disability, severance benefits will be the lesser of either three years or the balance of the second three year Term.

SCHEDULE I

ADAM WILCZEK, DOUG WEBB AND GARY DITTMAN
EXECUTIVE SUMMARY

JOB RESPONSIBILITIES

•	Executive Officer of PICA with executive duties as assigned by CEO and Board of PICA

•	“At will” employment

•	Located in Williamson County, Tennessee

COMPENSATION PAYABLE PURSUANT TO SECTION 7.5(e) OF STOCK PURCHASE AGREEMENT

•           $250,000 each under Executive Retention and Deferred Compensation Plan

COMPENSATION AND BENEFITS

•
For remainder of 2009, compensation as established by PICA, plus the monetized value of car and country club benefits currently provided by PICA. For 2010 and after, to be determined by CEO of PICA in consultation with CEO of ProAssurance

•	Bonus up to 30% to be based achievement of established objective goals

•
Staged severance.  During first two years, either party may terminate, and if done during first six months of employment, then three year benefit package is paid, and if done after the first six months, the executive will receive a benefit package equal to the sum of the remaining full calendar months in the initial term plus twelve months.  After the first two years, a one year benefit package is paid if employment is terminated by ProAssurance without cause, or by Executive for Good Reason.  No benefits are payable in event of death or disability of the Executive.

•	Standard benefits. Standard Release and Severance Compensation Agreement